APPENDIX A


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of September 3, 1999 by and between INTERNATIONAL TOURIST ENTERTAINMENT CORPORATION, a U.S. Virgin Islands corporation (the "Company") with an address at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616; and ITEC Attractions, Inc.("ITEC- NV"), a Nevada corporation, with an address at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616.

         WHEREAS, the Board of Directors of the Company have determined that it is in the best interests of the Company and necessary for carrying out its corporate purposes that the Company change its domicile from the U.S. Virgin Islands to the State of Nevada.

         WHEREAS, the Board of Directors of the Company has caused to be formed a Nevada corporation, ITEC Attractions, Inc., and has determined to merge the Company with and into ITEC Attractions, Inc. upon the terms and conditions contained herein.

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

         1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), the Company shall be merged with and into ITEC-NV in accordance with the laws of the State of Nevada and the U.S. Virgin Islands and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of the Company shall cease, and ITEC-NV shall be the surviving corporation of the Merger (ITEC- NV, as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation").

         1.2. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of the Company, 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616 as soon as administratively feasible after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date as the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."


ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 1

         1.3.  Effective  Time. If all the conditions to the Merger set forth in
Article VI of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VII hereof, the parties hereto shall cause (i) articles of merger (the "Articles of Merger") to be properly executed and filed in accordance with the laws of the State of Nevada and the terms of this Agreement on or before the Closing Date and (ii) a certified and acknowledged copy of this Agreement and Plan of Merger to be properly filed in accordance with the laws of the U.S. Virgin Islands on or before the Closing Date. The parties hereto shall also take such further actions as may be required under the laws of the State of Nevada and the U.S. Virgin Islands in connection with the consummation of the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of Nevada or at such later time as is specified in the Articles of Merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company, all as provided under applicable law.

         1.4. Conversion of Shares. (a) At the Effective Time each share of Common Stock, par value $0.001 per share, of the Company outstanding at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into the right to receive one share of ITEC-NV Common Stock (the "Exchange Ratio").

         (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except for the right to receive, without interest, the consideration set forth in this
Section 1.4 upon the surrender of a certificate (each, a "Certificate") representing such shares of Company Common Stock in accordance with the provisions of this Article I.

         1.5. Stock Options. All options and warrants to acquire Company Common Stock (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, such Company Options, by virtue of the Merger and without any further action on the part of the Company or the holder of such Company Options, shall be assumed by ITEC-NV and shall be exercisable upon the same terms and conditions as with respect to the Company. ITEC-NV shall take all corporate actions necessary to reserve for issuance such number of shares of ITEC-NV Common Stock as will be necessary to satisfy exercises in full of all Company Options after the Effective Time.

         1.6. Exchange of Certificates Representing Company Common Stock. (a) Interwest Transfer Company, Inc. shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) At or promptly after the Effective Time, ITEC-NV shall cause the Exchange Agent to mail to each holder of record of shares of Company Common

ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 2

Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of Company Common Stock shall pass, only upon delivery of the Certificates representing such shares to ITEC-NV; and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the consideration to be received by such holder pursuant to Sections 1.4 and 1.6 hereof. Upon surrender of a Certificate representing shares of Company Common Stock for cancellation to ITEC-NV, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor, a certificate representing that number of whole shares of ITEC-NV Common Stock, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 1.6, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the consideration to be paid to such holder of Company Common Stock pursuant to Sections 1.4 and 1.6 hereof may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to ITEC-NV, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or, alternatively, payments of such transfer tax to the Exchange Agent.

         (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding at the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration set forth in this Article I deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.6.

         (e) All former stockholders of the Company (each, a "Stockholder" and collectively the "Stockholders") shall look only to ITEC-NV for payment of shares of ITEC-NV Common Stock deliverable in respect of each share of Company Common Stock such Stockholder holds as determined pursuant to this Agreement, without any interest thereon.

         (f) None of ITEC-NV, the Company, the Surviving Corporation or any other person shall be liable to any former holder of shares of Company Common
Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, ITEC-NV will issue in exchange for such lost, stolen or destroyed Certificate, the consideration to be received by the holder of such Certificate pursuant to Sections 1.4 and 1.6 hereof.


ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 3

         1.7. Tax Consequences and Accounting Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and that the transaction be accounted for as a pooling of interests.

         1.8. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

       ARTICLE II - CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION

         2.1. Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of ITEC-NV in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and pursuant to applicable law.

         2.2. By-Laws of the Surviving Corporation. The By-Laws of the Company in effect at the Effective Time shall be the By-Laws of the Surviving
Corporation until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Certificate of Incorporation of the Surviving Corporation.

         2.3. Directors of the Surviving Corporation. The directors of the Company prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until their successors are duly appointed or elected in accordance with applicable law.

         2.4. Officers of the Surviving Corporation. The officers of the Company prior to the Effective Time shall be the officers of the Surviving Corporation, who shall hold their offices until their successors are duly appointed or elected in accordance with applicable law.

         2.5.Agent for Service of Process in the U.S. Virgin Islands. ITEC Attractions, Inc., the Surviving Corporation hereby irrevocably appoints the Lieutenant Governor of the U.S. Virgin Islands as its agent to accept service of process in the U.S. Virgin Islands in any action or proceeding for enforcement of any obligation of International Tourist Entertainment Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the merger described in this Agreement, including any action or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 256 of the General Corporation Law of the U.S. Virgin Islands.





ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 4

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ITEC-NV

         ITEC-NV represents and warrants to the Company that the statements contained in this Article III are true and correct.

         3.1. Existence, Good Standing, Corporate Authority. ITEC-NV, (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; and (ii) has all requisite power and authority to (A) carry on its business as currently proposed to be conducted, and (B) consummate the transactions contemplated hereby.

         3.2. Authorization of Agreement and Other Documents. The execution and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which ITEC-NV is a party (collectively, the "ITEC-NV Ancillary Documents"), have been duly authorized by the Board of Directors of ITEC-NV and no other proceedings on the part of ITEC- V or its stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any ITEC-NV Ancillary Document. This Agreement is, and, as of the Closing Date, each of the ITEC-NV Ancillary Documents will be, a valid and binding obligation of ITEC-NV, as the case may be, enforceable against ITEC-NV, as the case may be, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         3.3. Capitalization. (a) The total authorized capital stock of ITEC-NV consists of (i) 40,000,000 shares of ITEC-NV Common Stock, none of which are issued and outstanding as of the date of this Agreement and 7,937,638 shares of which have been reserved for issuance pursuant to the Merger and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this Agreement. There are no shares of capital stock of ITEC- NV of any other class authorized, issued or outstanding. The issuance of ITEC-NV Common Stock pursuant to the Merger is not subject to any pre-emptive or other similar rights to acquire ITEC-NV Common Stock.

         (b) there are no outstanding (i) securities convertible into or exchangeable for any capital stock of ITEC-NV, (ii) options, warrants or other rights to purchase or subscribe to capital stock of ITEC-NV or securities convertible into or exchangeable for capital stock of ITEC-NV, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of ITEC-NV.

         3.4. ITEC-NV Common Stock. The issuance and delivery by ITEC-NV of shares of its Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of ITEC-NV. The shares of ITEC-NV Common Stock to be issued in connection with

ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 5
the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to ITEC-NV that the statements contained in this Article IV are true and correct.

         4.1. Organization, Standing and Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite power and authority to (A) own or lease and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted, and (B) consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business.

         4.2. Authorization of Agreement and Other Documents. The execution and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which the Company is a party (collectively, the "Company Ancillary Documents"), have been duly authorized by the Board of Directors of the Company and no other corporate or stockholder approvals are necessary to authorize the execution, delivery or performance of this Agreement or any Company Ancillary Document, except the approval of the Merger by the Stockholders. This Agreement is, and, as of the Closing Date, each of the
Company Ancillary Documents will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to the receipt of Stockholder approval of the Merger.

         4.3. Capitalization. (a) Except for shares of Company Common Stock issued upon the exercise of outstanding options and warrants to purchase Company Common Stock listed in the Disclosure Statement, the total authorized capital stock of the Company consists of (i) 40,000,000 shares of common stock, par value $0.001 per share, 7,937,638 shares of which are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. The Company has outstanding warrants to purchase 2,000,000 shares of its Common Stock at a price of $1.00 per share.

         (b) Each share of the outstanding Company Common Stock is (i) duly authorized and validly issued; (ii) fully paid and nonassessable and free of

ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 6
preemptive and similar rights; and (iii) to the knowledge of the Company, free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer other than restrictions on transfer imposed by Federal and state securities laws.

                              ARTICLE V - COVENANTS

         5.1. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

                             ARTICLE VI - CONDITIONS

         6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 7.3 hereof):

         (a) This Agreement and the Merger and other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Stockholders.

         (c) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement shall have been issued and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (d) The Form S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending the effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the ITEC-NV Common Stock to be issued to the Stockholders in connection with the Merger shall have been received.

         (e) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

         (f) The ITEC-NV Common Stock to be issued to the Stockholders in connection with the Merger shall have been authorized for reporting on the NASD's OTC Bulletin Board subject only to official notice of issuance.


ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 7

                            ARTICLE VII - TERMINATION

         7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time before the Closing Date notwithstanding the approval or adoption of this Agreement by the Stockholders by the mutual written consent of ITEC-NV and the Company.

                        ARTICLE VIII - GENERAL PROVISIONS

         8.1. Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

         8.3. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         8.4. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         8.5. Severability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

         ITEC-NV                          ITEC ATTRACTIONS, INC.

                                          By: ________________________________
                                              Paul M. Bluto, Chairman

         THE COMPANY:                     INTERNATIONAL TOURIST
                                          ENTERTAINMENT CORPORATION
                                          By its Board of Directors:
BOARD OF DIRECTORS:

------------------------------------      ------------------------------------
Paul M. Bluto                             Lourette Ann Bluto
Dated:___________________                 Dated:___________________

ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 8

------------------------------------      ------------------------------------
Thomas J. Carlson                         Kelvyn H. Cullimore
Dated:___________________                 Dated:___________________

------------------------------------      ------------------------------------
Kelvyn H. Cullimore, Jr.                  Francis E. McLaughlin
Dated:___________________                 Dated:___________________

------------------------------------
Kumar V. Patel
Dated:___________________


         The undersigned Secretary of International Tourist Entertainment Corporation hereby certifies that this Agreement and Plan of Reorganization has been duly adopted by the shareholders of the Corporation representing two-thirds of the total number of shares of the issued and outstanding capital stock of the Corporation.

         Dated: __________________        ____________________________________
                                          Bob Cardon, Secretary


         This Agreement and Plan of Reorganization, having been duly adopted and certified, is hereby signed on behalf of International Tourist Entertainment Corporation by its President and Secretary.

------------------------------------      ------------------------------------
Bob Cardon, Secretary                     Paul Rasmussen, President
Dated: __________________                 Dated: _____________________


STATE OF MISSOURI          )
                                    : ss.
COUNTY OF TANEY            )

         On the ___ day of October, 1999, personally appeared before me Paul Rasmussen, who, being by me duly sworn, did say that he is the President of International Tourist Entertainment Corporation and that the within and foregoing instrument was signed in behalf of said corporation, and he duly acknowledged to me that said corporation executed the same.

                                          ------------------------------------
My Commission expires:                    NOTARY PUBLIC
_____________________                     Residing in:__________________________

ITEC: Merger Agreement                                    Sep 10, 1999 - 9:47 AM
                                      A - 9